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                                  EXHIBIT 10.29




                                    EXHIBIT B


THIS NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER ANY STATE SECURITIES LAWS. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED, SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THESE SECURITIES UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.


                CONVERTIBLE SECURED SUBORDINATED PROMISSORY NOTE
                                       OF
                               VERSANT CORPORATION

$3,619,000.00                                                   October 16, 1998

        For value received, Versant Corporation, a California corporation (the "COMPANY"), with principal offices at 6539 Dumbarton Circle, Fremont, CA 94555, hereby promises to pay to Vertex Technology Fund Pte. Ltd the sum of Three Million Six Hundred Nineteen Thousand Dollars ($3,619,000.00). The Note initially will not bear interest; however, in the event the Note has not been converted pursuant to Section 2 hereof prior to the Maturity Date (as defined below), or in case of an Event of Default, simple interest will be deemed to have accrued on the Note from the date of issuance, at an interest rate equal to 9.25%. The principal amount of this Note, and any interest accrued thereon, shall be due and payable in full on the Maturity Date at the principal offices of the Company in lawful money of the United States, unless this Note shall have been previously converted pursuant to Section 2 hereof. Any payments made hereunder by the Company shall be net of any applicable U.S.
withholding taxes.

        This Note is issued pursuant to that certain Note Purchase Agreement dated as of October 16, 1998 (the "PURCHASE AGREEMENT"), by and among the Company and the original holder of this Note.

        1. DEFINITIONS. The following definitions shall apply for all purposes of this Note:

           1.1 "COMPANY" means the "COMPANY" as defined above and includes any corporation which shall succeed to or assume the obligations of the Company under this Note.





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           1.2 "CONVERSION PRICE" means $1.925 per share of Common Stock. The
Conversion Price is subject to adjustment as provided herein.

           1.3 "CONVERSION STOCK" means the shares of the Company's Common Stock ("COMMON STOCK"), issuable upon conversion of the Note. The number and character of shares of Conversion Stock are subject to adjustment as provided herein, and the term "CONVERSION STOCK" shall include stock and other securities and property at any time receivable or issuable upon conversion of this Note in accordance with its terms.

           1.4 "EVENT OF DEFAULT" shall have the meaning provided in the Security Agreement.

           1.5 "HOLDER" means any person who shall at the time be the registered holder of this Note.

           1.6 "MATURITY DATE" means the earlier of (i) October 15, 2001 and
(ii) the closing of (A) a merger, consolidation or similar transaction, or series of related transactions, in which the Company's shareholders prior to the transaction own less than a majority of the surviving corporation after the transaction or (B) the sale of all or substantially all of the Company's assets (each, an "ACQUISITION"). Notwithstanding the foregoing, the Company shall give the Holder at least 20 days advance written notice of an Acquisition, and at any time up to the closing of the Acquisition, the Holder may elect to convert this Note pursuant to Section 2.1.

           1.7 "NOTE" means this Convertible Secured Subordinated Promissory
Note.

           1.8 "REGISTRATION RIGHTS AGREEMENT" means that certain Registration Rights Agreement dated as of October 16, 1998 by and among the Company and the Holder of this Note, attached as Exhibit F to the Purchase Agreement.

           1.9 "SECURITY AGREEMENT" means that certain Security Agreement dated October 16, 1998 by and between the Company and the Holder of this Note, attached as Exhibit E to the Purchase Agreement.

        2. CONVERSION.

           2.1 Voluntary Conversion. This Note may be converted at any time this Note remains outstanding, in the sole discretion of the Holder, into shares of Conversion Stock at the Conversion Price.

           2.2 Mandatory Conversion. In the event the Company's Common Stock, as quoted on the Nasdaq National Market or any successor or other market on which such stock may subsequently trade, closes at a price that is greater than $10 per share for 30 consecutive trading days (the "PRICE TEST"), then, provided the Company is in compliance with the Registration Rights Agreement, this Note shall automatically convert into shares of Conversion Stock at the Conversion Price, without the need for further action on the part of the Holder;





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provided, however, that the Holder shall not be entitled to receive the stock certificate representing the shares of Conversion Stock to be issued upon conversion of this Note until the original of this Note is surrendered to the Company.

        3. ISSUANCE OF CONVERSION STOCK. As soon as practicable after conversion of this Note, the Company at its expense will cause to be issued in the name of and delivered to the Holder, a certificate or certificates for the number of shares of Conversion Stock to which the Holder shall be entitled upon such conversion (bearing such legends as may be required by applicable state and federal securities laws in the opinion of legal counsel of the Company), together with any other securities and property to which the Holder is entitled upon such conversion under the terms of this Note. Such conversion shall be deemed to have been made, (a) if made under Section 2.1 above, on the date the Holder delivers to the Company the original of the Note together with a written request for conversion, and (b) if made under Section 2.2 above, on the date the Price Test is satisfied. No fractional shares will be issued upon conversion of this Note. If upon any conversion of this Note a fraction of a share would otherwise result, then in lieu of such fractional share the Company will pay the cash value of that fractional share, calculated on the basis of the applicable Conversion Price.

        4. ADJUSTMENT PROVISIONS. The number and character of shares of Conversion Stock issuable upon conversion of this Note (or any shares of stock or other securities or property at the time receivable or issuable upon conversion of this Note) and the Conversion Price therefor, are subject to adjustment upon occurrence of the following events between the date this Note is issued and the date it is converted:

           4.1 Adjustment for Stock Splits and Stock Dividends. The Conversion Price of this Note and the number of shares of Conversion Stock issuable upon conversion of this Note (or any shares of stock or other securities at the time issuable upon conversion of this Note) shall each be proportionally adjusted to reflect any stock dividend, stock split or reverse stock split affecting the number of outstanding shares of Conversion Stock (or such other stock or securities).

           4.2 Adjustment for Other Dividends and Distributions. In case the Company shall make or issue, or shall fix a record date for the determination of eligible holders entitled to receive, a dividend or other distribution payable respect to the Conversion Stock that is payable in (a) securities of the Company (other than issuances with respect to which adjustment is made under Section 4.1), or (b) assets (other than cash dividends paid or payable solely out of retained earnings), then, and in each such case, the Holder, upon conversion of this Note at any time after the consummation, effective date or record date of such event, shall receive, in addition to the shares of Conversion Stock issuable upon such conversion, the securities or such other assets of the Company to which the Holder would have been entitled upon such date if the Holder had converted this Note immediately prior thereto (all subject to further adjustment as provided in this Note).

           4.3 Adjustment for Merger, Consolidation, Etc. other than Acquisition. In the event of any merger, consolidation or similar transaction that is not an Acquisition, then the





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Holder, upon the conversion of this Note at any time after the consummation of such transaction, shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the conversion of this Note prior to such consummation, the stock or other securities or property to which the Holder would have been entitled upon the consummation of such transaction if the Holder had converted this Note immediately prior thereto, all subject to further adjustment as provided in this Note, and the successor or purchasing corporation in such transaction (if other than the Company) shall duly execute and deliver to the Holder a supplement hereto acknowledging such corporation's obligations under this Note; and in each such case, the terms of the Note shall be applicable to the shares of stock or other securities or property receivable upon the conversion of this Note after the consummation of such transaction.

           4.4 Conversion of Stock. In case all the authorized Conversion Stock of the Company is converted, pursuant to the Company's Articles of Incorporation, into other securities or property, or the Conversion Stock otherwise ceases to exist, then, in such case, the Holder, upon conversion of this Note at any time after the date on which the Conversion Stock is so converted or ceases to exist (the "TERMINATION DATE"), shall receive, in lieu of the number of shares of Conversion Stock that would have been issuable upon such exercise immediately prior to the Termination Date, the stock and other securities and property to which the Holder would have been entitled to receive upon the Termination Date if the Holder had converted this Note immediately prior to the Termination Date (all subject to further adjustment as provided in this Note).

           4.5 Notice of Adjustments. The Company shall promptly give written notice of each adjustment or readjustment of the Conversion Price or the number of shares of Conversion Stock or other securities issuable upon conversion of this Note. The notice shall describe the adjustment or readjustment and show in reasonable detail the facts on which the adjustment or readjustment is based.

           4.6 No Change Necessary. The form of this Note need not be changed because of any adjustment in the Conversion Price or in the number of shares of Conversion Stock issuable upon its conversion.

           4.7 Reservation of Stock. If at any time the number of shares of Conversion Stock or other securities issuable upon conversion of this Note shall not be sufficient to effect the conversion of this Note, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Conversion Stock or other securities issuable upon conversion of this Note as shall be sufficient for such purpose.

        5. NO RIGHTS OR LIABILITIES AS SHAREHOLDER. This Note does not by itself entitle the Holder to any voting rights or other rights as a shareholder of the Company. In the absence of conversion of this Note, no provisions of this Note, and no enumeration herein of the rights or privileges of the Holder, shall cause the Holder to be a shareholder of the Company for any purpose.





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        6. NO IMPAIRMENT. The Company will not, by amendment of its Articles of
Incorporation or Bylaws, or through reorganization, consolidation, merger, dissolution, issue or sale of securities, sale of assets or any other voluntary action, willfully avoid or seek to avoid the observance or performance of any of the terms of this Note, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder under this Note against wrongful impairment.

        7. SUBORDINATION. The indebtedness represented by this Note is subordinated to the Company's indebtedness to Comerica Bank - California ("COMERICA") on the terms set forth in a separate Subordination Agreement entered into between the original holder of this Note and Comerica. Holder agrees that the Company is not obligated to make any payment to Holder to the extent prohibited by such Subordination Agreement.

        8. SECURITY AGREEMENT. This Note is secured by a security interest in certain assets of the Company, which security interest was granted by the Company to the original holder of this Note pursuant to the terms of the Security Agreement. The Security Agreement provides for the acceleration of the amounts due under this Note under certain circumstances.

        9. PREPAYMENT. The Company may not prepay in whole or in part the unpaid principal sum of this Note, except with the prior written consent of the Holder.

        10. WAIVERS. The Company hereby waives notice, presentment, protest and notice of dishonor.

        11. ATTORNEYS' FEES. In the event the Holder engages the services of attorneys for the purpose of enforcing this Note, or any provision thereof, the prevailing party shall be entitled to recover its reasonable expenses and costs, including attorneys' fees.

        12. TRANSFER. Neither this Note nor any rights hereunder may be assigned, conveyed or transferred, in whole or in part, without the Company's prior written consent, provided, however, that this Note may be assigned, conveyed or transferred without the prior written consent of the Company to any person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the Holder. The rights and obligations of the Company and the Holder under this Note shall be binding upon and benefit their respective permitted successors, assigns, heirs, administrators and transferees.

        13. GOVERNING LAW. This Note shall be governed by and construed under the internal laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California, without reference to principles of conflict of laws or choice of laws.

        14. HEADINGS. The headings and captions used in this Note are used for convenience only and are not to be considered in construing or interpreting this Note.





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        15. NOTICES. Unless otherwise provided, any notice required or permitted under this Note shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon deposit with a recognized international courier, fees prepaid and addressed to the Holder at the last address furnished to the Company by the Holder in writing or, in the case of the Company, at the principal offices of the Company, or at such other address as any party or the Company may designate by giving ten (10) days' advance written notice to all other parties.

        16. AMENDMENTS AND WAIVERS. Any term of this Note may be amended, and the observance of any term of this Note may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the holder(s) of a majority of the outstanding principal amount of the Note(s). Any amendment or waiver effected in accordance with this Section shall be binding upon the Holder of this Note, each future holder of such securities and the Company.

        17. SEVERABILITY. If one or more provisions of this Note are held to be unenforceable under applicable law, such provision(s) shall be enforced to the maximum extent permitted by applicable law, and the balance of the Note shall remain in full force and effect.















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        IN WITNESS WHEREOF, the Company has caused this Note to be signed in its name as of the date first above written.



                                       VERSANT CORPORATION:





                                       By: _____________________________________

                                       Name: ___________________________________

                                       Title: __________________________________




                     [SIGNATURE PAGE TO CONVERTIBLE SECURED
                          SUBORDINATED PROMISSORY NOTE]











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